EXHIBIT 10.53

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

           ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") dated as of February 9, 2004, between North Atlantic Trading Company, Inc. a Delaware corporation (the "Assignor") and North Atlantic Holding Company, Inc., a Delaware corporation (the "Assignee").

           WHEREAS, Assignor is a party to that certain Warrant Agreement between Assignor and the Bank of New York (as successor to the United States Trust Company of New York) as Warrant Agent, dated as of June 25, 1997 (the "Warrant Agreement");

           WHEREAS, pursuant to Section 12(k) of the Warrant Agreement, Assignor has the right to transfer its rights and obligations under the Warrant Agreement to a successor corporation as a result of, among other things, a capital reorganization of Assignor;

           WHEREAS, Assignor consummated a holding company reorganization, pursuant to an Agreement and Plan of Merger, dated February 9, 2004 (the "Merger Agreement"), among Assignor, Assignee and NATC Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Assignee, whereby Assignee became the parent company of Assignor;

           WHEREAS, pursuant to Section 3.01 of the Merger Agreement, Assignor desires to assign and Assignee desires to assume, all of the obligations of Assignor under the Warrant Agreement;

           NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

           1. Assignment. Assignor does hereby assign, transfer, convey and deliver to Assignee all of the rights and obligations of Assignor under the Warrant Agreement.

           2. Assumption of Obligations. Assignee hereby assumes all of the rights and obligations of Assignor under the Warrant Agreement.

           3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

           4. Amendment. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

           5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                             NORTH ATLANTIC TRADING COMPANY, INC., as assignor


                             By:   /s/  David I. Brunson
                                 -----------------------------------------------
                                  Name:   David I. Brunson
                                  Title:  President and Chief Financial Officer


                             NORTH ATLANTIC HOLDING COMPANY, INC., as assignee


                             By:   /s/ Thomas F. Helms, Jr.
                                  ----------------------------------------------
                                  Name:  Thomas F. Helms, Jr.
                                  Title: Chairman and Chief Executive Officer